UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        July 27, 2006

WHITNEY HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	0-1026	72-6017893
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

228 St. Charles Avenue, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	504-586-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 27, 2006, Whitney Holding Corporation issued a news release announcing its financial results for the quarter ended June 30, 2006 (the "News Release"). The News Release is attached as exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(c) Exhibits

99.1 News Release dated July 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:/s/ Thomas L. Callicutt, Jr.
     Thomas L. Callicutt, Jr.
     Executive Vice President
     and Chief Financial Officer

Date: July 27, 2006

EXHIBIT INDEX

Exhibit
Number	Description

99.1	News Release dated July 27, 2006

Exhibit 99.1

WHITNEY HOLDING CORPORATION
228 ST. CHARLES AVENUE
NEW ORLEANS, LA 70130
www.whitneybank.com

NEWS RELEASE

CONTACT: Thomas L. Callicutt, Jr.               FOR IMMEDIATE RELEASE
                     504/552-4591                                           July 27, 2006

WHITNEY REPORTS SECOND QUARTER 2006 EARNINGS

New Orleans, Louisiana. Whitney Holding Corporation (NASDAQ—WTNY) earned $39.4 million in the quarter ended June 30, 2006, a 34% increase compared to net income of $29.3 million reported for the second quarter of 2005. Per share earnings were $.61 per basic share and $.60 per diluted share in 2006’s second quarter, each representing a 30% increase from per share earnings of $.47 and $.46, respectively, in the year-earlier period. Year-to-date earnings of $75.6 million in 2006 were 30% higher than the comparable period in 2005. Year-to-date per share earnings were $1.18 per basic share and $1.16 per diluted share in 2006, representing increases of 24% and 25%, respectively, from the comparable per share results in 2005.
On April 13, 2006, Whitney completed its acquisition of First National Bancshares, Inc. of Bradenton, Florida (“FNB”) and its subsidiary, 1st National Bank & Trust. 1st National Bank & Trust (“1st National”) operates in the Tampa Bay area and had approximately $380 million in total assets, including $286 million of loans, and $319 million in deposits at acquisition. The Company merged 1st National into Whitney National Bank (the “Bank”) effective July 21, 2006 after completion of systems-integration work. The transaction was valued at approximately $116 million, with $41 million paid to FNB shareholders in cash and the remainder in Whitney stock totaling 2.16 million shares. The Company’s financial information for the second quarter of 2006 includes the results from these acquired operations since the acquisition date.

-MORE-

HIGHLIGHTS OF FINANCIAL RESULTS
•
Whitney’s net interest income (TE) for the second quarter of 2006 increased $26.8 million, or 28%, compared to the second quarter of 2005, driven by both the 19% increase in average earning assets and a wider net interest margin. The net interest margin (TE) was 5.09% for the second quarter of 2006, up 34 basis points from the year-earlier period. The rise in benchmark rates for the large variable-rate segment of Whitney’s loan portfolio was the main factor behind the increase of 83 basis points in the overall asset yield from the second quarter of 2005. This yield improvement came despite an increase in the percentage of lower-yielding short-term investments in the earning asset mix, which was prompted by the deployment of a significant influx of deposit funds following the two hurricanes that struck parts of Whitney’s market area in the summer of 2005. The cost of funds increased 49 basis points between the second quarters of 2006 and 2005. The post-storm deposit build-up also produced a favorable shift in the funding mix and supported Whitney’s efforts to control the impact of the upward market pressure on funding rates through management of the rate structures for different deposit products. The net interest margin for the second quarter of 2006 was up 7 basis points from the 5.02% margin in 2006’s first quarter, and growth in average earning assets led to a 7% increase in net interest income between these periods. The yield on the loan portfolio continued to rise, by 30 basis points, and, with a relatively stable mix of earning assets, drove an increase of 26 basis points in the overall earning asset yield compared to 2006’s first quarter. There was some shift in the funding mix toward higher-cost sources in the second quarter of 2006 compared to this year’s first quarter, reflecting in part the mix of deposits acquired with 1st National. The cost of funds increased 19 basis points between these periods.

•
Average total loans for the quarter, including loans held for sale, were up 11%, or $688 million, compared to the second quarter of 2005, with approximately 4%, or $252 million, associated with the 1st National acquisition in April 2006. The loan portfolio balance at June 30, 2006, excluding the 1st National portfolio, was little changed from December 31, 2005, as the impact of advances on existing credits and a steady pace of newly originated loans was largely offset by paydowns and payoffs. Average investment securities decreased 8%, or $160 million, from the second quarter of 2005 to 2006’s second quarter, in support of average loan growth between these periods. As noted earlier, Whitney invested a significant portion of the funds from a post-storm build-up of deposits into liquidity-management securities, and average short-term investments for the second quarter of 2006 increased by $1.03 billion compared to the second quarter of 2005. Total average earning assets for the quarter were up a net 19%, or $1.56 billion, compared to the second quarter of 2005.

-MORE-

•
Average deposits in the second quarter of 2006 were up 24%, or $1.70 billion, compared to the second quarter of 2005, with approximately 4% related to the FNBT acquisition. A number of factors that contributed to the rapid accumulation of deposits following the 2005 hurricanes, such as the settlement of insurance claims, coupled with resource constraints and other obstacles to rebuilding, and deferrals granted on income tax installments, were still present during the second quarter of 2006. Total deposits at June 30, 2006, ignoring the deposits acquired with 1st National, were lower by $267 million, or 3%, compared to the total at December 31, 2005, evidencing in part some reduction of the post-storm accumulation. The stability of the deposits accumulated by customers in the storm-affected areas is being monitored as part of Whitney’s overall asset/liability management process. Significant additional disaster-relief funds should begin to be distributed in the storm-impacted markets later in 2006, although the rules governing these distributions have not been finalized.

•
Whitney provided $1.0 million for loan losses in the second quarter of 2006, compared to a $1.5 million provision in the second quarter of 2005. Net charge-offs totaled $12.4 million in 2006’s second quarter, compared to $.4 million in the second quarter of 2005. The current quarter’s total included the $12.3 million charge-off of one storm-impacted commercial relationship. This relationship had been identified as impaired shortly after the storms in 2005, and a substantial impairment allowance had been established.

•
Noninterest income decreased 4%, or $1.0 million, from the second quarter of 2005. Deposit service charge income was down 19%, or $1.6 million, compared to the second quarter of 2005. The build-up of liquidity in the deposit base after the 2005 storms continued to reduce charging opportunities in the second quarter of 2006, although the impact has abated from that felt in the first quarter of 2006 and 2005’s fourth quarter. Deposit fee potential has also declined as the earnings credit allowed against service charges on certain business deposit accounts has increased with the rise in short-term market rates. Improvements were noted in a number of other income categories, reflecting both internal growth and contributions from acquired operations.

-MORE-

Bank card fees, both credit and debit cards, increased a combined 30%, or $.9 million, compared to 2005’s second quarter, mainly reflecting higher transaction volumes. The addition of 1st National’s trust business and ongoing customer development efforts helped increase trust service fees by 13%, or $.3 million, for the second quarter of 2006. The categories comprising other noninterest income decreased a net $.5 million compared to the second quarter of 2005 when Whitney recognized $1.0 million in gains on sales of surplus banking property and received a $.2 million distribution from the sale of an electronic transaction network in which the Bank was a member. Fees from investment and insurance brokerage services increased $.7 million compared to 2005’s second quarter, with some help from 1st National’s operations.

•
Noninterest expense in the second quarter of 2006 increased 14%, or $10.3 million, from 2005’s second quarter. Incremental operating costs associated with 1st National totaled approximately $1.7 million in the second quarter of 2006, and the amortization of intangibles acquired in this transaction added $.4 million to expense for the current year’s period. Personnel expense increased 5%, or $2.3 million, in total. Base pay and compensation earned under sales-based and other employee incentive programs increased a combined 8%, or $2.4 million, including approximately $1.0 million for the 1st National staff. Compensation expense under management incentive programs decreased by $.6 million in the second quarter of 2006 compared to the year-earlier period, mainly related to the timing of stock-based compensation awards in each period under Whitney’s long-term incentive plan. Annual stock-based employee compensation for 2006, including the value of stock option awards which is expensed under accounting standards effective for 2006, is currently projected to be $4.5 million higher than in 2005. The Company worked diligently to revise its disaster recovery plans and operating arrangements before the start of the 2006 hurricane season and is developing longer-range plans to make its operations more resilient, with less exposure to disasters of any type. These initiatives have lead to both recurring and some nonrecurring increases in operating

-MORE-

expense in 2006, including occupancy, data processing, telecommunications and professional services, but they should also significantly reduce the direct and indirect costs associated with future natural disasters. The 24%, or $1.4 million, increase in net occupancy expense in 2006’s second quarter also reflected the sharp increase in the cost of casualty insurance coverage that is impacting businesses and individuals across the Gulf Coast region. Whitney’s annual cost of property coverage increased to approximately $4.0 million from $.5 million upon renewal in the second quarter of 2006, and the coverage limits available for wind damage were reduced significantly. During 2006, Whitney has expensed $4.0 million in disaster-related costs and casualty and operating losses, including $1.5 million recorded in the second quarter. Some additional disaster-related expense will likely be recognized during the remainder of 2006, mainly related to services to help manage insurance claims. These expenses have been reported in the total of other noninterest expense. This total for the second quarter of 2006 also included an additional $.8 million of directors’ compensation associated with the annual awards of fully-vested stock and stock options, $.8 million related to the outsourcing of the Bank’s ATM operations and $.5 million for expanded marketing activities in 2006.

Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.
-----

-MORE-

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future. The forward-looking statements made in this release include, but may not be limited to, projections of the annual expense for stock-based compensation for 2006 and of future costs associated with previous natural disasters.
Whitney’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Whitney believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in the Company’s forward-looking statements include, but are not limited to, those outlined in Whitney’s annual report on Form 10-K for 2005.
Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements.

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands, except per share data)	2006	2005	2006	2005
INCOME DATA
Net interest income	$121,249	$94,569	$234,486	$182,988
Net interest income (tax-equivalent)	122,804	96,023	237,548	185,956
Provision for loan losses	1,000	1,500	3,000	3,000
Noninterest income	21,243	22,211	42,419	43,602
Net securities gains in noninterest income	-	68	-	68
Noninterest expense	82,693	72,382	161,793	138,643
Net income	39,413	29,321	75,562	58,077

AVERAGE BALANCE SHEET DATA
Loans	$6,792,224	$6,102,380	$6,652,129	$5,848,276
Investment securities	1,787,210	1,947,260	1,744,575	1,963,438
Earning assets	9,665,927	8,104,745	9,458,733	7,852,525
Total assets	10,552,631	8,833,445	10,358,735	8,531,090
Deposits	8,790,845	7,086,179	8,667,387	6,840,951
Shareholders' equity	1,061,216	933,976	1,018,573	910,647

PER SHARE DATA
Earnings per share
Basic	$.61	$.47	$1.18	$.95
Diluted	.60	.46	1.16	.93
Cash dividends per share	$.27	$.25	$.54	$.48
Book value per share, end of period	$16.31	$15.11	$16.31	$15.11
Trading data
High sales price	$37.26	$33.00	$37.26	$33.00
Low sales price	33.80	28.65	27.27	28.44
End-of-period closing price	35.37	32.63	35.37	32.63
Trading volume	13,719,163	6,531,000	28,130,291	15,943,595

RATIOS
Return on average assets	1.50%	1.33%	1.47%	1.37%
Return on average shareholders' equity	14.90	12.59	14.96	12.86
Net interest margin	5.09	4.75	5.06	4.77
Dividend payout ratio	45.04	53.89	46.17	51.68
Average loans as a percentage of average deposits	77.26	86.12	76.75	85.49
Efficiency ratio	57.41	61.25	57.79	60.41
Allowance for loan losses as a percentage of
loans, at end of period	1.18	.93	1.18	.93
Nonperforming assets as a percentage of loans plus
foreclosed assets and surplus property, at end of period	.83	.31	.83	.31
Average shareholders' equity as a percentage
of average total assets	10.06	10.57	9.83	10.67
Leverage ratio, at end of period	7.82	8.63	7.82	8.63

Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands)	2006	2005	2006	2005
ASSETS
EARNING ASSETS
Loans	$6,792,224	$6,102,380	$6,652,129	$5,848,276
Investment securities
Securities available for sale	1,562,451	1,721,027	1,518,513	1,736,491
Securities held to maturity	224,759	226,233	226,062	226,947
Total investment securities	1,787,210	1,947,260	1,744,575	1,963,438
Federal funds sold and short-term investments	1,059,708	26,225	1,031,304	21,403
Loans held for sale	26,785	28,880	30,725	19,408
Total earning assets	9,665,927	8,104,745	9,458,733	7,852,525
NONEARNING ASSETS
Goodwill and other intangible assets	306,319	213,143	267,985	176,362
Accrued interest receivable	46,752	35,276	48,114	33,671
Other assets	626,239	538,186	675,495	524,970
Allowance for loan losses	(92,606)	(57,905)	(91,592)	(56,438)

Total assets	$10,552,631	$8,833,445	$10,358,735	$8,531,090

LIABILITIES
INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	$1,103,044	$910,163	$1,097,260	$900,498
Money market investment deposits	1,191,957	1,216,194	1,149,999	1,226,807
Savings deposits	1,207,309	792,377	1,195,218	763,784
Other time deposits	769,823	741,248	743,715	714,283
Time deposits $100,000 and over	1,376,216	1,139,924	1,314,524	1,036,986
Total interest-bearing deposits	5,648,349	4,799,906	5,500,716	4,642,358
Short-term and other borrowings	570,602	740,338	551,235	708,305
Total interest-bearing liabilities	6,218,951	5,540,244	6,051,951	5,350,663
NONINTEREST-BEARING LIABILITIES
Noninterest-bearing deposits	3,142,496	2,286,273	3,166,671	2,198,593
Accrued interest payable	16,221	7,429	14,551	6,777
Other liabilities	113,747	65,523	106,989	64,410
Total liabilities	9,491,415	7,899,469	9,340,162	7,620,443
SHAREHOLDERS' EQUITY	1,061,216	933,976	1,018,573	910,647
Total liabilities and shareholders' equity	$10,552,631	$8,833,445	$10,358,735	$8,531,090
EARNING ASSETS LESS
INTEREST-BEARING LIABILITIES	$3,446,976	$2,564,501	$3,406,782	$2,501,862

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	June 30	December 31	June 30
(dollars in thousands)	2006	2005	2005
ASSETS
Cash and due from financial institutions	$335,158	$554,827	$313,870
Federal funds sold and short-term investments	777,310	805,758	52,615
Loans held for sale	29,189	46,678	46,229
Investment securities
Securities available for sale	1,598,221	1,413,763	1,533,334
Securities held to maturity	223,898	227,688	228,541
Total investment securities	1,822,119	1,641,451	1,761,875
Loans	6,860,746	6,560,597	6,284,625
Allowance for loan losses	(80,715)	(90,028)	(58,647)
Net loans	6,780,031	6,470,569	6,225,978
Bank premises and equipment	170,956	151,978	157,825
Goodwill	292,297	204,089	204,089
Other intangible assets	28,867	26,304	30,849
Accrued interest receivable	44,640	52,808	31,788
Other assets	147,149	154,544	95,171
Total assets	$10,427,716	$10,109,006	$8,920,289

LIABILITIES
Noninterest-bearing demand deposits	$3,087,502	$3,301,227	$2,301,989
Interest-bearing deposits	5,536,159	5,303,609	4,867,247
Total deposits	8,623,661	8,604,836	7,169,236

Short-term and other borrowings	591,606	433,350	712,327
Accrued interest payable	14,531	10,538	7,130
Other liabilities	125,154	99,239	76,013
Total liabilities	9,354,952	9,147,963	7,964,706
SHAREHOLDERS' EQUITY
Common stock, no par value	2,800	2,800	2,800
Capital surplus	334,915	250,174	241,015
Retained earnings	779,328	738,655	726,038
Accumulated other comprehensive income	(36,977)	(21,223)	(7,063)
Treasury stock at cost	(7,302)	(9,363)	(7,207)
Total shareholders' equity	1,072,764	961,043	955,583
Total liabilities and shareholders' equity	$10,427,716	$10,109,006	$8,920,289

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands, except per share data)	2006	2005	2006	2005
INTEREST INCOME
Interest and fees on loans	$124,710	$94,170	$238,160	$175,911
Interest and dividends on investments	19,176	19,639	36,926	39,988
Interest on federal funds sold and
short-term investments	12,313	194	23,105	293
Total interest income	156,199	114,003	298,191	216,192
INTEREST EXPENSE
Interest on deposits	29,579	15,095	53,851	25,803
Interest on short-term and other borrowings	5,371	4,339	9,854	7,401
Total interest expense	34,950	19,434	63,705	33,204
NET INTEREST INCOME	121,249	94,569	234,486	182,988
PROVISION FOR LOAN LOSSES	1,000	1,500	3,000	3,000
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	120,249	93,069	231,486	179,988
NONINTEREST INCOME
Service charges on deposit accounts	6,965	8,551	13,482	16,591
Bank card fees	3,872	2,981	7,358	5,641
Trust service fees	2,775	2,452	5,295	4,808
Secondary mortgage market operations	1,332	1,379	2,952	2,335
Other noninterest income	6,299	6,780	13,332	14,159
Securities transactions	-	68	-	68
Total noninterest income	21,243	22,211	42,419	43,602
NONINTEREST EXPENSE
Employee compensation	35,545	33,724	70,983	64,645
Employee benefits	8,893	8,417	17,729	16,707
Total personnel	44,438	42,141	88,712	81,352
Net occupancy	6,967	5,607	12,913	10,794
Equipment and data processing	4,934	4,606	9,198	8,880
Telecommunication and postage	2,579	2,264	5,246	4,326
Corporate value and franchise taxes	2,252	1,951	4,396	3,905
Legal and other professional services	2,753	1,830	4,264	3,381
Amortization of intangibles	2,631	2,087	4,886	3,716
Other noninterest expense	16,139	11,896	32,178	22,289
Total noninterest expense	82,693	72,382	161,793	138,643
INCOME BEFORE INCOME TAXES	58,799	42,898	112,112	84,947
INCOME TAX EXPENSE	19,386	13,577	36,550	26,870
NET INCOME	$39,413	$29,321	$75,562	$58,077
EARNINGS PER SHARE
Basic	$.61	$.47	$1.18	$.95
Diluted	.60	.46	1.16	.93
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	64,890,893	62,004,132	63,868,697	61,289,967
Diluted	66,197,108	63,076,155	65,080,031	62,340,266
CASH DIVIDENDS PER SHARE	$.27	$.25	$.54	$.48

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
	Second	First	Second	Six Months Ended
	Quarter	Quarter	Quarter	June 30
	2006	2006	2005	2006	2005
EARNING ASSETS

Loans**	7.35%	7.05%	6.17%	7.20%	6.05%
Investment securities	4.57	4.46	4.30	4.52	4.35
Federal funds sold and short-term investments	4.66	4.37	2.97	4.52	2.76
Total interest-earning assets	6.54%	6.28%	5.71%	6.41%	5.62%

INTEREST-BEARING LIABILITIES

Interest-bearing deposits
NOW account deposits	.66%	.58%	.52%	.62%	.48%
Money market investment deposits	1.90	1.56	.98	1.74	.85
Savings deposits	1.03	1.00	.61	1.01	.54
Other time deposits	2.89	2.51	1.64	2.71	1.52
Time deposits $100,000 and over	3.93	3.59	2.35	3.77	2.15
Total interest-bearing deposits	2.10	1.84	1.26	1.97	1.12

Short-term and other borrowings	3.78	3.42	2.35	3.60	2.11
Total interest-bearing liabilities	2.25%	1.98%	1.41%	2.12%	1.25%

NET INTEREST SPREAD (tax-equivalent)
Yield on earning assets less cost of interest-
bearing liabilities	4.29%	4.30%	4.30%	4.29%	4.37%

NET INTEREST MARGIN (tax-equivalent)
Net interest income (tax-equivalent) as a
percentage of average earning assets	5.09%	5.02%	4.75%	5.06%	4.77%

COST OF FUNDS
Interest expense as a percentage of average interest-
bearing liabilities plus interest-free funds	1.45%	1.26%	.96%	1.35%	.85%

*   Based on a 35% tax rate.
** Net of unearned income, before deducting the allowances for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.

-MORE-

WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
LOAN QUALITY
	Second	Second	Six Months Ended
	Quarter	Quarter	June 30
(dollars in thousands)	2006	2005	2006	2005
ALLOWANCE FOR LOAN LOSSES

Allowance for loan losses at beginning of period	$89,209	$53,920	$90,028	$54,345
Allowance of acquired banks	2,908	3,648	2,908	3,648
Provision for loan losses	1,000	1,500	3,000	3,000
Loans charged off	(13,514)	(2,313)	(17,143)	(5,989)
Recoveries on loans previously charged off	1,112	1,892	1,922	3,643
Net loans charged off	(12,402)	(421)	(15,221)	(2,346)
Allowance for loan losses at end of period	$80,715	$58,647	$80,715	$58,647

Annualized net charge-offs as a percentage
of average loans	.73%	.03%	.46%	.08%

Annualized gross charge-offs as a percentage of
average loans	.80%	.15%	.52%	.20%

Recoveries as a percentage of gross charge-offs	8.23%	81.80%	11.21%	60.83%

Allowance for loan losses as a percentage of
loans, at end of period	1.18%	.93%	1.18%	.93%

	June 30	March 31	December 31	June 30
	2006	2006	2005	2005
NONPERFORMING ASSETS

Loans accounted for on a nonaccrual basis	$56,188	$65,494	$65,565	$18,521
Restructured loans	-	28	30	32
Total nonperforming loans	56,188	65,522	65,595	18,553
Foreclosed assets and surplus property	695	652	1,708	1,014
Total nonperforming assets	$56,883	$66,174	$67,303	$19,567

Nonperforming assets as a percentage of loans plus
foreclosed assets and surplus property, at end of period	.83%	1.02%	1.03%	.31%

Allowance for loan losses as a percentage of
nonaccruing loans, at end of period	144%	136%	137%	317%

Allowance for loan losses as a percentage of
nonperforming loans, at end of period	144%	136%	137%	316%

Loans 90 days past due still accruing	$7,354	$3,956	$13,728	$3,185

Loans 90 days past due still accruing as a
percentage of loans, at end of period	.11%	.06%	.21%	.05%

-END-